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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 16, 2011

DIAMOND INFORMATION INSTITUTE, INC.
(Exact name of registrant as specified in its charter)

Wyoming	333-149978	22-2935867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1810 E. Sahara Ave, Suite 1454, Las Vegas, NV	89104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(702) 666-8570

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (03-10)

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Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Therapy Cells Limited

On August 26, 2011, Therapy Cells JV, Inc. (a wholly owned subsidiary of Diamond Information Institute, Inc.) entered into and completed a Stock Purchase Agreement with a limited number of sellers (the “Sellers”), for the purchase of 2000 shares of Class A Common Stock of Therapy Cells Limited.

Item 3.02 Unregistered Sales of Equity Securities.

The Private Placement

As of August 2011, Therapy Cells, Inc. (f/k/a Diamond Information Institute, Inc.), a Wyoming corporation (the "Company"), intends to raise $5 Million through its private placement of preferred Series D stock being made in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under such section of the Act. The private offering commenced on or about August 2011 and is continuing. The Company's private placement seeks a maximum of $5,000,000 of total capital (including the overallotment provision) by offering up to 2,000,000 shares of preferred Series D stock at $2.50 per share. The placement is being made only to prospective investors who qualify as "accredited investors" as defined in Rule 501 of Regulation D of the Act. The capital raised in the private placement is expected to be utilized as follows: (1) $780,000 to operating expenses; (2) $450,000 to marketing; (3) $1,800,000 to pay for FDA approval, consultants, and related expenses; (4) $1,000,000 to research and development; (5) $970,000 held in a cash reserve. The Company plans to continue the private offering of the shares in the private placement until September 30, 2011, but, may extend the time of the offering in accordance with its terms.

This notice does not constitute an offer to sell nor a solicitation to buy a security. Any offer to sell or a solicitation to buy a security from the Company is made only to prospective investors with whom the Company has a pre-existing relationship and only by the complete Confidential Private Placement Memorandum covering the Company's common stock in the private placement, including the risk factors described in the Memorandum.

The securities offered in the Company's private placement have not been registered under the Act or any state securities laws. No shares may be resold, assigned or otherwise transferred unless a registration statement under the Act is in effect, or the Company has received evidence satisfactory to it that such transfer does not involve a transaction requiring registration under the Act and is in compliance with the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name Diamond Information Institute, Inc.

Date: September 16, 2011	By:	/s/ Christopher Glover
Name: Christopher Glover
Title: Chief Executive Officer